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                                SUPPLEMENT NO. 1
                                       TO
                           STATEMENT OF UNDERSTANDING
                        REGARDING PET FOOD JOINT VENTURE

            THIS SUPPLEMENT NO. 1 dated as of May 31, 1989, between THE ANDERSONS ("Andersons"), a limited partnership organized under the laws of the State of Ohio, and HUBBARD MILLING COMPANY ("Hubbard"), a Minnesota corporation.

                                    RECITALS

            1. Pursuant to a Statement of Understanding Regarding Pet Food Joint Venture dated June 1, 1984 ( the "Joint Venture Agreement"), Andersons and Hubbard have created a joint venture (the "Venture") for the purpose of engaging in the manufacturing, marketing and production of pet foods at the Feed Mill (as defined in the Joint Venture Agreement).

            2. Andersons and Hubbard desire to supplement and amend the Joint Venture Agreement in several respects as herein provided.

                                    AGREEMENT

            For good and valueable consideration, Andersons and Hubbard hereby agree as follows:

            1. Other Activities. Paragraph 5 of the Joint Venture Agreement provides, among other things, that competitive activities by Andersons and Hubbard are approved so long as there is no deliberate intent to diminish the profitability of the Venture. Paragraph 8 of the Joint Venture Agreement provides, among other things, that Andersons will use its best efforts to have all of its production requirements for pet food produced by the Venture and to purchase such pet food for the Venture. Andersons and Hubbard hereby acknowledge and agree that notwithstanding those or any other provisions of the Joint Venture Agreement that could be construed as prohibiting such activities, Anderson may, without involving the Venture, (i) manufacture, market and produce pet products other than cat food, dog food, biscuits, and treats of a type manufactured by Hubbard or the Venture, and (ii) distribute pet food for IAMS.

            2. Termination. Paragraph 29 of the Joint Venture Agreement is hereby amended and restated in its entirety as follows:

            "29. Termination. This Agreement and the Venture shall terminate as follows:
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                  (a) by the mutual written consent of Hubbard and Andersons;

                  (b) on April 30, 1991, unless Hubbard and Andersons shall
            agree no later than January 31, 1991, upon the terms and conditions of an extension of the Venture; and

                  (c) as of the date, if any, on or after April 30, 1991, on which there occurs a closing of a purchase of assets by Hubbard pursuant to the exercise of the option granted under paragraph 25 of this Agreement.

            Nothing contained in this paragraph shall affect or impair any rights or obligations arising prior to or at the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement and the Venture."

                  3. Extension and Future Exercise of Option. Paragraph 2 of
Exhibit 1 to the Joint Venture Agreement is hereby amended and restated in its entirety as follows:

                  "2. Exercise. The Option shall not be voluntarily exercisable by Hubbard until April 30, 1991. From and after such date, Hubbard may voluntarily exercise the Option by delivering written notice of election to purchase to Andersons in the manner specified for notices in the Statement of Understanding.

                  The Option shall be deemed to have been exercised by Hubbard on January 31, 1991, if Hubbard and Andersons shall not agree to an extension of the term of the Venture by January 31, 1991, with closing to occur on April 30, 1991, or any other reasonably appropriate later date specified by Hubbard in accordance with Paragraph 5 of Exhibit 1 to the Statement of Understanding. As provided in Section 29(b) of the Statement of Understanding, the Venture will terminate as of April 30, 1991, unless Hubbard and the Andersons agree on an extension of the Venture by January 31, 1991."

                  4. Noncompetition. Paragraph 7 of Exhibit 1 to the Joint Venture Agreement is hereby amended and restated in its entirety as follows:

                  "7. Noncompetition: Purchase of Requirements. Andersons
            covenants and agrees that, for a period of five (5) years from and after the Closing Date, it will not engage directly or indirectly in any Directly Competitive Activity (as hereinafter defined), or directly or indirectly own, operate or enter into any business engaging in any Directly Competitive Activity. As used herein, "Directly Competitive Activity" shall mean engaging in any aspect of the production or wholesale distribution of cat food, dog food, biscuits or treats of a type produced by Hubbard, unless the product being produced or distributed (i) is not produced by Hubbard, (ii) has been purchased from Hubbard, or (iii) is a recognized national brand.
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                  In addition to the foregoing agreement, Andersons convenants and agrees for a period of five (5) years from and after the Closing Date, it will use its best efforts to have all of its requirements for dog food, cat food, biscuits or treats produced by Hubbard and to purchase the same from Hubbard, except that Andersons may purchase any recognized national brand of pet food through other sources."

                  IN WITNESS WHEREOF, Andersons and Hubbard have caused this Supplement No. 1 to be executed by their duly authorized representatives as of the date first written above.

                                         THE ANDERSONS

                                         BY THE ANDERSON MANAGEMENT CORPORATION,
                                         A GENERAL PARTNER


                                         By: /s/ Dale W. Fallat
                                               ---------------------------------
                                               Dale W. Fallat
                                               Senior Vice President

                                         HUBBARD MILLING COMPANY


                                         By: /s/ Paul R. [illegible]
                                               ---------------------------------
                                         Its:  Div. Vice President